UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 2, 2025

JAMES RIVER GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1414 Raleigh Road, Suite 405, Chapel Hill, North Carolina, 27517
(Address of principal executive offices)
(Zip Code)
(919) 900-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0002 per share	JRVR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On December 2, 2025, the U.S. District Court, Southern District of New York (the “Court”) denied Fleming Intermediate Holdings LLC’s (“Fleming”) motion for reconsideration of the Court’s grant on July 17, 2025 of James River Group Holdings, Inc.’s (the “Company”) motion to dismiss the lawsuit filed on July 15, 2024 by Fleming against the Company and certain of its officers. Fleming’s lawsuit asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, common law fraud, and breaches of contract associated with Fleming’s purchase of JRG Reinsurance Company Ltd., the Company’s former subsidiary, pursuant to the Stock Purchase Agreement dated November 8, 2023. The deadline for Fleming to file a notice of appeal is January 2, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, INC.

Dated: December 3, 2025	By: /s/ Jeanette Miller
Jeanette Miller
Chief Legal Officer